As filed with the Securities and Exchange Commission on March 11, 2021

Registration Statement File No. 333-184561

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

SANDRIDGE MISSISSIPPIAN TRUST I	SANDRIDGE ENERGY, INC.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

27-6990649	20-8084793
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

601 Travis Street, 16th Floor, Houston, Texas 77002 (512) 236-6555	1 E. Sheridan Ave, Suite 500 Oklahoma City, Oklahoma 73104 (405) 429-5500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sarah Newell The Bank of New York Mellon Trust Company, N.A., Trustee 601 Travis Street, 16th Floor, Houston, Texas 77002 (512) 236-6555	Salah Gamoudi Senior Vice President, Chief Financial Officer and Chief Accounting Officer 1 E. Sheridan Ave, Suite 500 Oklahoma City, Oklahoma 73104 (405) 429-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Carl F. Giesler, Jr President and Chief Executive Officer SandRidge Energy, Inc. 1 E. Sheridan Ave, Suite 500 Oklahoma City, Oklahoma 73104 (405) 429-5500	Michael J. Blankenship Winston & Strawn LLP 800 Capitol St., Suite 2400 Houston, Texas 77002 (713) 651-2600	Troy L. Harder Bracewell LLP 711 Louisiana Street, Suite 2300 Houston, Texas 77002 (713) 221-1456

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (File No. 333-184561) (the “Registration Statement”) of SandRidge Mississippian Trust I, a Delaware statutory trust (the “Trust”), and SandRidge Energy, Inc., a Delaware corporation (“SandRidge”, and together with the Trust, the “Registrants”), previously filed with the Securities and Exchange Commission on October 23, 2012, registering 528,063 Common Units representing Beneficial Interests in the Trust.

The Registrants have agreed to terminate the offering of the securities pursuant to the Registration Statement. The Registrants, by filing this Post-Effective Amendment, hereby terminate the effectiveness of the Registration Statement and remove from registration any and all securities registered but unsold under the Registration Statement as of the date hereof. This filing is made in accordance with an undertaking made by the Registrants in the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on March 11, 2021.

SANDRIDGE MISSISSIPPIAN TRUST I

By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Sarah Newell
Name:	Sarah Newell
Title:	Vice President

In reliance upon Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on March 11, 2021.

SANDRIDGE ENERGY, INC.

By:	/s/ Salah Gamoudi
Name:	Salah Gamoudi
Title:	Senior Vice President, Chief Financial Officer and Chief Accounting Officer

In reliance upon Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.